UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2009

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to the Asset Purchase Agreement with LDG-Delaware Opco, Inc.

As previously disclosed in the Current Report on Form 8-K that Lenox Group Inc. (the “Company”) filed on March 3, 2009, the Company, Lenox, Incorporated, a New Jersey corporation (“LI”), Lenox Worldwide, LLC, a Delaware limited liability company (“LW”), Lenox Retail, Inc., a Minnesota corporation (“LRI”), Lenox Sales, Inc., a Minnesota corporation (“LSI”), FL 56 Intermediate, Corp., a Delaware corporation (“FL”), and D 56, Inc., a Minnesota corporation (“D56” and collectively with the Company, LI, LW, LRI, LSI and FL, the “Sellers”) entered into an Asset Purchase Agreement (the “LDG Asset Purchase Agreement”) with LDG-Delaware Opco, Inc., a Delaware corporation (“LDG”) on February 28, 2009. A copy of the LDG Asset Purchase Agreement is filed herewith as Exhibit 10.1 and was attached as an exhibit to the Current Report on Form 8-K that was filed by the Company on March 3, 2009, and is incorporated herein by reference.

On March 15, 2009, the Sellers and LDG entered into an amendment to the LDG Asset Purchase Agreement (the “Amendment”). Pursuant to the terms of the Amendment, LDG is required to deliver to the Sellers a list of the contracts that LDG proposes to have assigned to it (the “Assigned Contracts List”) one day prior to March 16, 2009 instead of five business days following the date on which the LDG Asset Purchase Agreement was signed, as was previously provided for under the LDG Asset Purchase Agreement. The Amendment also sets forth on Annex I thereto certain “Specified Contracts” which LDG may elect to exclude from the Assigned Contracts List at any time on or before 60 days after March 16, 2009, without any adjustment to the Purchase Price (as defined in the LDG Asset Purchase Agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 16, 2009, the Sellers completed the previously announced sale and disposition of substantially all of the assets of the Sellers to LDG pursuant to the LDG Asset Purchase Agreement, as amended by the Amendment described above under Item 1.01 (the “Sale”).

Upon the consummation of the Sale, LDG purchased substantially all of the assets of the Sellers, including all of the Sellers’ assets, properties, rights and claims in relation to the dinnerware, stemware, fine crystal and beverageware, flatware, giftware, other tableware, holiday, seasonal and home decorative, figurine and collectible products and accessories and other similar products, marketed and distributed under the Lenox, Gorham, Dansk, Department 56 and Snowbabies and other brands (the “Purchased Assets”), but excluding certain assets as set forth in the LDG Asset Purchase Agreement including (i) any rights that the Sellers may have to any tax refunds, and (ii) $1,200,000.00 that the Sellers have deposited with Wachovia for the payment of payroll and sales tax.

The purchase price that LDG paid as consideration for the Purchased Assets consists of the following: (i) $44,500,000.00 of debt forgiveness as evidenced by the credit bid of a portion of the Sellers’ obligations under the Amended and Restated Term Loan Agreement, dated as of April 20, 2007, by and among LI, D56 and LRI, as borrowers, the Company and other guarantors party thereto as guarantors, The Bank of New York Mellon, as administrative agent (as successor to UBS AG, Stamford Branch), and the lenders party thereto (the “Term Loan Agreement”), (ii) the assumption by LDG of certain assumed liabilities as specified in the LDG Asset Purchase Agreement (including certain cure costs), (iii) $18,221,083.39 in cash, equal to the amount of the outstanding obligations as of March 16, 2009, under the Debtor-in-Possession Revolving Credit Agreement, dated as of November 25, 2008, among D56, LRI, LI, the Company, UBS Securities LLC, JP Morgan Chase Bank, NA, UBS Loan Finance LLC, UBS AG, Stamford Branch and the lenders and other guarantors that are parties thereto, (iv) $6,654,268.35 in cash to JPMorgan chase Bank, N.A. to cash collateralize the Sellers’ letters of credit (v) $2,500,000.00 in cash to Sellers comprising (A) $2,150,000.00 to pay allowed administrative, priority and secured tax claims (excluding accrued but unpaid professional fees that were incurred by the Sellers or the Official Committee of Unsecured Creditors through March 16, 2009 that have been or subsequently will be approved by the United States Bankruptcy Court for the Southern District of New York (the “Accrued Professional Fees”)), (B) $250,000.00 to provide for distributions to the holders of allowed general unsecured claims against the Sellers, and (C) $100,000.00 to fund the costs and expenses of a plan administrator to wind down the Sellers’ estates from and after March 16, 2009, (vi) $7,664,679.88 in cash to pay the Accrued Professional Fees, (vii) $218,872.34 in cash to Fidelity Title Insurance Company to pay certain expenses, including real estate transfer taxes and mortgage recordation taxes payable in connection with the Sale, and (viii) $26,743.86 in cash to Sellers to pay certain transfer taxes in connection with the Sale. The purchase price was determined based on negotiations between the Sellers and LDG and its affiliates. LDG also agreed to offer employment to each of the Sellers’ employees who remained employed immediately prior to March 16, 2009, by Sellers or their subsidiaries. Those employees who accepted such offers of employment shall, for a period of 1 year following March 16, 2009, or such longer period as required by law, receive compensation and benefits that are, in the aggregate, substantially equivalent to those provided to such employees prior to March 16, 2009, provided that LDG shall not be required to provide equity-based benefits, defined benefit pension benefits, retiree medical or life insurance benefits, incentive or bonus plans or certain other benefits.

LDG is controlled by Clarion Capital Partners, LLC and certain other parties that are the lenders under the Term Loan Agreement (the “Term Loan Lenders”). The Term Loan Lenders and the Sellers also entered into the Plan Support Agreement, dated as of November 23, 2008, concerning the Term Loan Lenders’ commitment to the financial restructuring of Lenox’s indebtedness and other obligations (the “Plan Support Agreement”). With the exception of the foregoing, there is no material relationship between the Company and LDG other than in respect of the LDG Asset Purchase Agreement, as amended by the Amendment. A copy of the press release regarding the completion of the sale described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

EX – 10.1

Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated February 28, 2009.

EX – 10.2

Amendment to Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated March 15, 2009.

EX - 99.1	Press Release dated March 16, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

Date: March 19, 2009	By:	/s/ Marc Pfefferle
Marc Pfefferle, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

EX – 10.1

Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated February 28, 2009.

EX – 10.2

Amendment to Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated March 15, 2009.

EX - 99.1	Press Release dated March 16, 2009.